SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 585-7500 (Registrant's telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

              On May 6, 2004, Commercial Capital Bancorp, Inc. (the "Company") announced by press release record core loan originations of $135 million and total loan originations of $160 million, as well as that it retained a record 100% of its core loan originations.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press release dated May 6, 2004.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon —————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: May 6, 2004